UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11620 Wilshire Boulevard, Suite 1000, Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on November 4, 2014, Rexford Industrial Realty, Inc. (the “Company”) through its operating partnership, Rexford Industrial Realty, L.P. (the “Operating Partnership”), entered into an agreement with a third-party seller to acquire an industrial portfolio consisting of three fully occupied properties aggregating 344,425 square feet, located within the Los Angeles – Mid-Counties and Inland Empire West sub-markets (the “Portfolio”). The terms “us,” “we,” and “our,” refer to Rexford Industrial Realty, Inc. and its subsidiaries (including our Operating Partnership).

On December 3, 2014, the Company, through its Operating Partnership, completed the acquisition of two of the three properties in the Portfolio for an aggregate purchase price of $16.7 million.  The acquisition was funded through borrowings on our revolving credit facility and available cash on hand.  The completion of the acquisition of the third property, which is currently encumbered by approximately $5.4 million of mortgage debt, is subject to the lender’s approval of the loan assumption and the satisfaction of customary closing conditions.

The table below sets forth relevant information with respect to the acquired properties:

Property Address	City	Number of Buildings	Asset Type	Year Built	Rentable Square Feet	Number of Leases	Occupancy(1)	Annualized Base Rent(2)
10509 Business Dr.	Fontana	1	Warehouse / Distribution	1989	130,788	2	100%	$601,762
13231 Slover Ave.	Fontana	1	Warehouse / Distribution	1990	109,463	2	100%	$489,972
		2			240,251	4	100%	$1,091,734

(1) Represents the occupancy at such property as of December 3, 2014.
(2) Calculated as monthly contracted base rent per the terms of the lease(s) at such property for December 2014, multiplied by 12. Excludes rent abatements and expense reimbursements from tenants.

The table below sets forth a summary schedule of lease expirations for leases in place in the acquired properties as of the date of acquisition.  The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Total Rentable Square Feet(1)	Annualized Base Rent(2)	Annualized Base Rent per Square Foot(3)
2016	3	$179,736	837,334	$4.66
2017	1	60,515	254,400	4.20
Total	4	$240,251	$1,091,734	$4.54

(1) Represents the contracted square footage upon expiration.
(2) Calculated as monthly contracted base rent per the terms of the lease(s) at such property for December 2014, multiplied by 12. Excludes rent abatements and expense reimbursements from tenants.
(3) Calculated as annualized base rent for such leases divided by leased square feet for such leases at each of the properties so impacted by the lease expirations as of December 3, 2014.

Item 7.01 Regulation FD Disclosure.

On December 8, 2014, the Company issued a press release announcing the acquisition of the Properties.  A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1

Agreement of Purchase and Sale and Joint Escrow Instructions By and Between Laro Properties, L.P., as Seller, and Rexford Industrial Realty, L.P., a Maryland limited partnership, as Purchaser, for 12907 Imperial Hwy, Santa Fe Springs, California, 10509 Business Drive, Fontana, California, 13231 Slover Avenue, Fontana, California, Dated as of November 4, 2014, and as amended on November 26, 2014.

99.1	Press Release dated December 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Rexford Industrial Realty, Inc.

December 8, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

December 8, 2014	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement of Purchase and Sale and Joint Escrow Instructions By and Between Laro Properties, L.P., as Seller, and Rexford Industrial Realty, L.P., a Maryland limited partnership, as Purchaser, for 12907 Imperial Hwy, Santa Fe Springs, California, 10509 Business Drive, Fontana, California, 13231 Slover Avenue, Fontana, California, Dated as of November 4, 2014, and as amended on November 26, 2014.

99.1	Press Release dated December 8, 2014